Member Conference Call: Third Quarter 2020 Nov. 3, 2020 Exhibit 99.1

Agenda State of FHLBank Pittsburgh Winthrop Watson, President and CEO Financial Review Ted Weller, Chief Accounting Officer Business Review David Paulson, Chief Operating Officer Closing Remarks and Member Questions Winthrop Watson

Cautionary Statement Regarding Forward-Looking Information Statements contained in this document, including statements describing the objectives, projections, estimates, or predictions of the future of the Federal Home Loan Bank of Pittsburgh (FHLBank), may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. FHLBank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments, including, but not limited to, the possible discontinuance of the London Interbank Offered Rate (LIBOR) and the related effect on FHLBank’s LIBOR-based financial products, investments and contracts; the occurrence of man-made or natural disasters, endemics, global pandemics, conflicts or terrorist attacks or other geopolitical events; political, legislative, regulatory, litigation, or judicial events or actions; risks related to mortgage-backed securities (MBS); changes in the assumptions used to estimate credit losses; changes in FHLBank’s capital structure; changes in FHLBank’s capital requirements; changes in expectations regarding FHLBank’s payment of dividends; membership changes; changes in the demand by FHLBank members for FHLBank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for FHLBank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the Federal Home Loan Bank (FHLBank) System’s debt rating or FHLBank’s rating; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; applicable FHLBank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; FHLBank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology and cyber-security risks; and timing and volume of market activity. This presentation is not intended as a full business or financial review and should be viewed in the context of all other information, including, but not limited to, additional risk factors, made available by FHLBank in its filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and FHLBank has no obligation, and does not undertake publicly, to update, revise or correct any forward-looking statement for any reason. Information on FHLBank’s website found at www.fhlb-pgh.com/Coronavirus-Updates is not part of this presentation.

State of FHLBank Pittsburgh The Bank remains committed to: Safeguarding the health and safety of our team Serving our membership Further advance balance contraction impacted largely by: Increased deposits at member institutions Abundant market liquidity Advance portfolio volatility demonstrated the Bank’s ability to expand and contract with member liquidity needs The Bank had strong, yet lower, financial performance Dividend consistent with prior two quarters 6.25% annualized on activity stock 3.00% annualized on membership stock

Financial Review

Financial Highlights – Statement of Income (in millions)

Financial Highlights – Selected Balance Sheet (in millions) (in millions)

Capital Requirements

Business Review

Product Use Highlights Credit Products: Advance balances were $35.8 billion Letter of credit (LC) balances were $19.6 billion Mortgage Partnership Finance® (MPF®) Program portfolio totaled $5.0 billion; fundings of $1.0 billion YTD Community Investment Products: The 2020 AHP funding round has closed, funding recipients to be announced on Dec. 18 Community Lending Program (CLP) Paycheck Protection Program concluded “Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago

Credit Product Trends Advances Letters of Credit MPF Program

Upcoming Term-Out Tuesdays began on Oct. 27 and will run through Dec. 1 Fixed-rate and SOFR-based adjustable-rate advances Discounted pricing for terms two years and greater Planned MPF Program special Letter of Credit Analytics

Dividend Payment and Outlook Third quarter dividend payment was the same as the prior two quarters Performance drivers that could impact 2021 Sustained low interest rates Further decrease of member advance volume Continued paydown of higher-yielding mortgage assets Increased operating expenses Q4 2020 dividend, which has historically been paid in February of the following year, will likely be lower, subject to market and business conditions The above reflects forward-looking information based on management’s expectations regarding economic and market conditions and FHLBank’s financial condition and operating results. Refer to Cautionary-Statement Regarding Forward-Looking Information on slide 3 of this presentation.

Dividend Rate and Spread to Fed Funds

Closing Remarks and Member Questions

Closing Remarks Our highest priorities: Safeguarding the health and safety of our staff Remaining a reliable and readily available liquidity provider Supporting the communities that our members serve Maintaining an open dialogue with our members, particularly as it relates to credit management

Member Questions

Contact Us Business Development Managers Jeff Acquafondata (MPF Program) jeffa@fhlb-pgh.com Fred Bañuelos (Community Investment) fred.banuelos@fhlb-pgh.com Fred Duncan fred.duncan@fhlb-pgh.com Bill McGettigan william.mcgettigan@fhlb-pgh.com Vince Moye vincent.moye@fhlb-pgh.com Tom Westerlund tom.westerlund@fhlb-pgh.com Leadership Winthrop Watson winthrop.watson@fhlb-pgh.com Dave Paulson david.paulson@fhlb-pgh.com Mark Evanco mark.evanco@fhlb-pgh.com www.fhlb-pgh.com @FHLBankPgh FHLBank Pittsburgh Member Services (8 a.m. to 5 p.m., Monday through Friday) 800-288-3400, option 2 or member.services@fhlb-pgh.com